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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                       November 2, 2001 (October 31, 2001)


                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                 000-26727                68-0397820
(State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)          File Number)           Identification No.)


     371 Bel Marin Keys Boulevard,                          94949
              Suite 210                                   (Zip Code)
         Novato, California
(Address of principal executive offices)


                                 (415) 884-6700
              (Registrant's telephone number, including area code)


                                 Not Applicable
                 ---------------------------------------------
          (Former name or former address, if changed since last report)











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Item 5.  Other Events.

     On October 31, 2001, the Registrant completed its acquisition of the rights to all of the pharmaceutical assets of IBEX Technologies Inc. ("IBEX"). IBEX's portfolio of enzyme therapeutics will complement the Registrant's existing pipeline of products for serious, life-threatening diseases and conditions.

     Under the terms of the two asset purchase agreements which govern the transactions, the Registrant acquired IBEX's pharmaceutical assets for approximately US$10.5 million, with all but approximately US$2.0 million payable in shares of the Registrant's common stock. Based on an agreed upon formula in the asset purchase agreements, the Registrant has agreed to issue 814,647 shares of its common stock to IBEX, representing the total number of shares to be issued in the transaction.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                BioMarin Pharmaceutical Inc.

                                By: /s/ Fredric D. Price
                                    --------------------------------------------
                                    Fredric D. Price
                                    Chairman and Chief Executive Officer


Date:  November 2, 2001